ASSET ACQUISITION MEMORANDUM

March 2, 2010

To: Clarence Scott & Karen Leffler
Take & Bake Inc d/b/a AC LaRocco Pizza Company

From: Michael J. Friedman
Fresh Harvest Products, Inc.

Re: Asset Acquisition

Fresh Harvest Products, Inc., a New York corporation (the "Company") agrees that as part of the Asset Acquisition of Take and Bake Inc., a Washington corporation d/b/a AC LaRocco Pizza Company ("AC LaRocco"), the Company will be required to invest a minimum of five hundred thousand dollars ($500,000, the "Total Investment") within six (6) months from the closing date (the "Closing") of transaction contemplated by the Acquisition Agreement on the following timetable:

DATE OF PAYMENT	PAYMENT AMOUNT
March 5	$25,000.00
March 12	$25,000.00
March 19	$25,000.00
March 26	$25,000.00
April 2	$25,000.00
April 9	$25,000.00
June 5	$125,000.00
July 5	$125,000.00
August 5	$100,000.00

The initial payment of twenty five thousand dollars ($25,000) due March 5, 2010, will be paid within forty-eight (48) hours upon completion of the signing of the Asset Acquisition Agreement and any other instruments and/or documents deemed necessary by [redacted] to evidence and/or secure the trade debt of AC LaRocco to [redacted] being assumed by New AC LaRocco and the Company. The payments may be made by directly paying either New AC LaRocco or direct payment to anyone that AC LaRocco and New AC LaRocco deem necessary.

Fresh harvest products Inc. will issue 14,707,719 shares of stock. 7,500,937 shares to Clarence and Karen jointly with the remaining 7,206,782 shares to all other shareholders of Take and Bake Inc.

This transaction and corresponding transfer of assets is conditioned upon the parties' execution of all of the closing documents before the Closing Date, including the Asset Acquisition Agreement(s), Guarantee Agreement and any other instruments and/or documents deemed necessary by [redacted] to evidence and/or secure the trade debt of AC LaRocco to [redacted] being assumed by New AC LaRocco and the Company, including, but not limited to, execution of a Secured Promissory Note, Security Agreement, UCC-1 Financing Statement, and Accounts Collection Agreement.

Upon mutual agreement, payments toward the Total Investment may be made directly by Company, into New AC LaRocco, or paid by anyone else deemed appropriate by both Parties (i.e. another subsidiary of Company). The initial funds will be transferred into the New AC LaRocco less any

amounts previously transferred and or amounts paid directly to AC LaRocco or [redacted] under the Asset Acquisition Agreement(s), Guarantee Agreement and under the aforesaid instruments or agreements required to evidence and/or secure the obligations of the trade debt of AC LaRocco to [redacted] being assumed by New AC LaRocco and the Company as a condition for [redacted] consent to this transaction.

[redacted]. is to maintain its priority security lien and UCC filings in all assets transferred in connection with this transaction, including the AC LaRocco trade name and trademark Logo until:

(a) New AC LaRocco and/or the Company completes performance of all obligations to [redacted], including without limitation, the repayment of all indebtedness to [redacted] assumed by New AC LaRocco and the Company under that Secured Promissory Note of July 6, 2007 in the original principal amount of $218, 356.94 (and with a remaining principal balance of $129,384.59 as of the date hereof), under trade invoices, and as otherwise advanced or paid by [redacted] for the benefit of the Company and/or New AC LaRocco or on their behalf;

(b) [redacted]. has no further commitment to the Company and/or New AC LaRocco that could give rise to an obligation.

Upon payment of all indebtedness owed to [redacted], the AC LaRocco name and Logo will be transferred to New AC LaRocco Pizza Company in accordance with the termination provisions of the Security Agreement to be executed in favor of [redacted] as a condition precedent to the Closing.

Clarence R. Scott and Karen Leffler will maintain AC LaRocco trade secrets, recipes as additional securities until investment is made in full, at which point trade secrets and recipes will be transferred to New AC LaRocco, subject to [redacted] security interest. The Total Investment amount will include any direct payments Company makes to vendors, suppliers, and anyone else paid directly by Company and New AC LaRocco on behalf of AC LaRocco or New AC LaRocco.

Also, before any restricted common shares are issued to Clarence Scott and Karen Leffler, they will each provide Company with a list delineating to whom the shares will be issued.

Accepted and agreed on the date written above, by and between:

Fresh Harvest Products, Inc.
a New York corporation

By: ______________________
Michael J. Friedman
Its: Chief Executive Officer

Address:
280 Madison Avenue, Ste 1005
New York, New York 10016 USA

Take & Bake, Inc.
a Washington corporation
d/b/a AC LaRocco Pizza Company

By: Clarence R Scott
Clarence Scott
Its: Chief Executive Officer

BY: Karen Leffler
Karen Leffler
Its: ______________________

Address: 1014 North Pines Road, Suite 202
Spokane, WA 99206-6707